Exhibit 3.483

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/22/1997 971282077 – 2787433
          CERTIFICATE OF INCORPORATION
          FIRST: The name of the corporation is:
Workman Services, Inc.
          SECOND: The address of the corporation’s registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.
          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
          FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares of Common Stock of the par value of $.01 per share.
          FIFTH: The name and mailing address of the incorporator are; Cindy Sabish, Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, Pennsylvania 15222.
          SIXTH: The corporation is to have perpetual existence.
          SEVENTH: In Furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.
          EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.
          NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
          TENTH: The corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director or officer of the corporation who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the corporation, against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.
          A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided however, that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or limitation of liability is expressly prohibited by the Delaware General Corporation Law as in effect at the time of the alleged breach of duty by such director.

          Any repeal or modification of this Article by the stockholders of the corporation shall not adversely affect any right or protection exiting at the time of such repeal or modification to which any person may be entitled under this Article. The rights conferred by this Article shall not be exclusive of any other right which the corporation may now or hereafter grant, or any person may have or hereafter acquire, under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The rights conferred by this Article shall continue as to any person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.
          For the purposes of this Article, the term “authorized representative” shall mean a director, officer, employee or agent of the corporation or of any subsidiary of the corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the corporation or by any subsidiary of the corporation, or a person who it or was serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the corporation.
          THE UNDERSIGNED, being the incorporator named above, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of August, 1997.

/s/ Cindy Sabish
Cindy Sabish, Incorporator

RESERVATION NO. 2787433

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
WORKMAN SERVICES, NC.
     Workman Services, Inc., (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY;
FIRST:	That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that it be submitted to the stockholders of the Corporation for approval and adoption. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FIRST of the Corporation’s Certificate of Incorporation, shall be amended to read in its entirety as follows:
FIRST: The name of the Corporation is:
Evergreen Scavenger Services, Inc.
SECOND:	That the said amendment has been consented to and authorized by the holders of all of the issued and outstanding stock entitled to vote by unanimous written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:	That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Jeffrey D. Kendall, its duty authorized officer on this 1st day of October, 1997.

WORKMAN SERVICES, INC.
By:	/s/ Jeffrey D. Kendall
President

RESERVATION NO. 2801837

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
EVERGREEN SCAVENGER SERVICES, INC.
     Evergreen Scavenger Services, Inc., (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST:	That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that it be submitted to the stockholders of the Corporation for approval and adoption, The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FIRST of the Corporation’s Certificate of Incorporation, shall be amended to read in its entirety as follows:
FIRST: The name of the Corporation is:
Evergreen Scavenger Service, Inc.
SECOND:	That the said amendment has been consented to and authorized by the holders of all of the issued and outstanding stock entitled to vote by unanimous written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:	That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Jeffrey D. Kendall, its duly authorized officer on this 13th day of October, 1997.

EVERGREEN SCAVENGER SERVICES, INC.
By:	/s/ Jeffrey D. Kendall
President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 10/31/1997 971371534 – 2787433